September 2010 Preliminary Terms No. 518 Registration Statement No. 333-156423 Dated September 8, 2010 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Auto-Callable Securities due September     , 2013
Based on the Common Stock of Apple Inc.
Auto-Callable Securities offer the opportunity for investors to earn a contingent payment equal to 4.00% to 5.00% of the stated principal amount, paid only upon an early redemption or at maturity, with respect to each semi-annual determination date on which the underlying stock closes at or above 65% of its initial share price, which we refer to as the downside threshold level.  Investors must be willing to accept the risk of not receiving any contingent payment amount and also the risk of losing some or all of their principal, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will receive shares of the underlying stock and the value of those shares will be significantly less than the stated principal amount of the securities and may be zero. Accordingly, the securities do not guarantee any return of principal at maturity.  Investors will not participate in any appreciation of the underlying stock.  The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Underlying stock:	Apple Inc. common stock
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	September , 2010
Original issue date:	September , 2010 (3 business days after the pricing date)
Maturity date:	September , 2013
Early redemption:
If, on any of the determination dates, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.
Determination closing price:	The closing price of the underlying stock on any determination date other than the final determination date times the adjustment factor on such determination date
Contingent payment amount:	$0.40 to $0.50 (4.00% to 5.00% of the stated principal amount). The actual contingent payment amount will be determined on the pricing date.
Contingent payment multiplier:	The number of determination dates on which the determination closing price or final share price, as applicable, is greater than or equal to the downside threshold level.
Determination dates:	March , 2011, September , 2011, March , 2012, September , 2012, March , 2013 and September , 2013
Payment at maturity:	• If the final share price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier
• If the final share price is less than the downside threshold level:
(i)(a) a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor, each as of the final determination date, or (b) at our option, the cash value of such shares as of the final determination date plus (ii) the contingent payment amount times the contingent payment multiplier

Exchange ratio:	The stated principal amount divided by the initial share price
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the underlying stock
Downside threshold level:	$ , which is equal to 65% of the initial share price
Initial share price:	The closing price of the underlying stock on the pricing date
Final share price:	The closing price of the underlying stock on the final determination date times the adjustment factor on such date
CUSIP:	61759G349
ISIN:	US61759G3496
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per security	$10	$0.21	$9.79
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.21 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution” in the accompanying prospectus supplement.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.
Prospectus Supplement for Auto-Callable Securities dated August 20, 2009
Prospectus dated December 23, 2008
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at.www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.
FWP: MSPRB0809005

Auto-Callable Securities due September , 2013
Based on the Common Stock of Apple Inc.

Investment Overview

The Auto-Callable Securities due September    , 2013, Based on the Common Stock of Apple Inc., which we refer to as the securities, provide an opportunity for investors to earn a contingent payment amount, which is an amount equal to $0.40 to $0.50 (4.00% to 5.00% of the stated principal amount, to be determined on the pricing date), with respect to each semi-annual determination date on which the underlying stock closes at or above 65% of the initial share price, which we refer to as the downside threshold level.  While the contingent payment amount will be payable for each determination date on which the underlying stock closes at or above the downside threshold level, the contingent payment amount, if any, will be paid only upon an early redemption or at maturity, without any interest accrued on such amount.  It is possible that the closing price of the underlying stock could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payment amount upon an early redemption or at maturity.

If the determination closing price is greater than or equal to the initial share price on any of the first five determination dates, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent payment amount, if any, payable with respect to each determination date that the determination closing price was at or above the downside threshold level.  If the securities have not previously been redeemed and the final share price is greater than or equal to the downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the applicable total contingent payment amount, if any.  However, if the securities have not previously been redeemed and the final share price is less than the downside threshold level, investors will receive (a) a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor or (b) at our option, the cash value of such shares, in addition to the applicable total contingent payment amount, if any.  The value of such shares, and accordingly their cash value, will be less than 65% of the stated principal amount of the securities and may be zero.  Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment amount.  In addition, investors will not participate in any appreciation of the underlying stock.

Underlying Stock Overview

Apple Inc.
Apple Inc. designs, manufactures and markets personal computers, portable digital music players and mobile communication devices and sells a variety of related software, services, peripherals and networking solutions.  Its SEC file number is 000-10030.

Information as of market close on September 3, 2010
Bloomberg Ticker Symbol: Current Stock Price: Current Dividend Yield:	AAPL $258.77 N/A	52 Weeks ago: 52 Week High (on 6/18/2010): 52 Week Low (on 9/3/2009):	$166.55 $274.07 $166.55

The underlying stock is registered under the Securities Exchange Act of 1934, as amended.  Information provided to or filed with the Securities and Exchange Commission by the issuer of the underlying stock pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number 000-10030 through the Securities and Exchange Commission’s website at.www.sec.gov.  In addition, information regarding the issuer of the underlying stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  For additional information, please see “Information about the Underlying Stock” in these preliminary terms.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

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Key Investment Rationale

The securities offer investors an opportunity to earn a contingent payment amount equal to 4.00% to 5.00% of the stated principal amount, paid only upon an early redemption or at maturity, with respect to each semi-annual determination date on which the underlying stock closes at or above 65% of the initial share price, which we refer to as the downside threshold level.
Scenario 1
On any of the first five determination dates, the determination closing price is greater than or equal to the initial share price.
▪  The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.
▪  Investors will not participate in any appreciation of the underlying stock from the initial share price.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold level.
▪  The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.
▪  Investors will not participate in any appreciation of the underlying stock from the initial share price.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold level.
▪  The payment due at maturity will be (i)(a) a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor, each as of the final determination date, or (b) at our option, the cash value of those shares as of the final determination date plus (ii) the contingent payment amount times the contingent payment multiplier.
▪  Investors will lose some and may lose all of their principal in this scenario.

Summary of Selected Key Risks (see page 16)

▪	The securities do not guarantee the return of any principal.

▪	The contingent payment amount, if any, is paid only at maturity or upon an earlier redemption and is based solely on the closing price of the underlying stock on the specified determination dates.

▪	Investors will not participate in any appreciation in the price of the underlying stock.

▪
The automatic early redemption feature may limit the term of your investment to as short as 6 months.  If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns.

▪	The market price of the securities will be influenced by many unpredictable factors, including the value and volatility of Apple Inc. common stock.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.

▪	No affiliation with Apple Inc.

▪	You have no shareholder rights.

▪	We may engage in business with or involving Apple Inc. without regard to your interests.

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the underlying stock.

▪	Secondary trading may be limited, and the inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain.

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Based on the Common Stock of Apple Inc.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing price on each of the first five determination dates and (2) the final share price.

Diagram #1:  First Five Determination Dates

Diagram #2:  Payout at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 13.

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Fact Sheet

The securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any repayment of principal at maturity and have the terms described in the accompanying prospectus supplement and the prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each security that the investor holds an amount that will vary depending on the closing price of the underlying stock on each determination date including the final determination date, subject to the automatic early redemption feature of the securities.  The payment at maturity may be less, and possibly significantly less, than the stated principal amount per security and you may lose your entire investment. The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities are subject to the credit risk of Morgan Stanley.
Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
September , 2010	September , 2010 (3 business days after the pricing date)	September , 2013
Key Terms
Issuer:	Morgan Stanley
Underlying stock:	Apple Inc. common stock
Underlying stock issuer:	Apple Inc.
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Early redemption:
If, on any of the determination dates, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier.
Determination closing price:	The closing price of the underlying stock on any determination date other than the final determination date times the adjustment factor on such determination date
Contingent payment amount:	$0.40 to $0.50 (4.00% to 5.00% of the stated principal amount). The actual contingent payment amount will be determined on the pricing date.
Contingent payment multiplier:	The number of determination dates on which the determination closing price or final share price, as applicable, is greater than or equal to the downside threshold level.
Determination dates:	March , 2011, September , 2011, March , 2012, September , 2012, March , 2013 and September , 2013
Payment at maturity:	• If the final share price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent payment amount times the contingent payment multiplier
• If the final share price is less than the downside threshold level:
(i)(a) a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor, each as of the final determination date, or (b) at our option, the cash value of such shares as of the final determination date plus (ii) the contingent payment amount times the contingent payment multiplier

Exchange ratio:	The stated principal amount divided by the initial share price
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the underlying stock
Downside threshold level:	$ , which is equal to 65% of the initial share price
Initial share price:	The closing price of the underlying stock on the pricing date
Final share price:	The closing price of the underlying stock on the final determination date times the adjustment factor on such date
No fractional shares:
At maturity, if our payment is to be made in shares of the underlying stock, we will deliver the number of shares of underlying stock due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of the underlying stock in an amount equal to the corresponding fractional closing price of such fraction of a share of the underlying stock, as determined by the calculation agent as of the final determination date.

Postponement of maturity date:
If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Risk factors:	Please see “Risk Factors” beginning on page 16.

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Based on the Common Stock of Apple Inc.

Antidilution adjustments:
The following replaces in its entirety the portion of the section entitled "Antidilution Adjustments" in the prospectus supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•	Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment.

•	Upon the final determination date, if the securities have not been previously automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢ If the exchange property value on the final determination date is greater than or equal to the downside threshold level: the stated principal amount

➢ If the exchange property value on the final determination date is less than the downside threshold level: securities, cash or any other assets distributed to holders of the underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of the underlying stock, (B) in the case of a spin-off event, the share of the underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where the underlying stock continues to be held by the holders receiving such distribution, the underlying stock (collectively, the “exchange property”), in an amount equal to the exchange property delivered with respect to a number of shares of the underlying stock equal to the exchange ratio times the adjustment factor, each determined at the time of the reorganization event, or, at our sole option, the cash value of such exchange property as of the final determination date.

Following the effective date of a reorganization event, the contingent payment amount will be payable for each determination date on which the exchange property value is greater than or equal to the downside threshold level, but the contingent payment amount, if any, will be paid only at maturity or upon an early redemption.

If exchange property consists of more than one type of property and we elect to deliver exchange property, rather than the cash value thereof, we will deliver to DTC, as holder of the securities, at maturity a pro rata share of each such type of exchange property.  We expect that such exchange property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  If exchange property includes a cash component, investors will not receive any interest accrued on such cash component.  In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price or the downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in

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Auto-Callable Securities due September , 2013
Based on the Common Stock of Apple Inc.

an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related prospectus supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect.  The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	61759G349
ISIN:	US61759G3496
Minimum ticketing size:	100 securities
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the securities.  This discussion applies only to initial investors in the securities who:

•	purchase the securities at their “issue price;” and
•	will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•  certain financial institutions;
•  insurance companies;
•  certain dealers and traders in securities, commodities or foreign currencies;
•  investors holding the securities as part of a “straddle,” conversion transaction, integrated transaction or constructive sale transaction;
•  U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
•  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•  regulated investment companies;
•  real estate investment trusts;
•  tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or

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• persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.  In addition, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of the underlying stock (“Underlying Equity”) should an investor receive shares of the Underlying Equity at maturity.  Investors should consult their tax advisers regarding the potential U.S. federal income tax consequences of the ownership or disposition of the Underlying Equity.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Under current law and subject to the discussion below under “—Tax Consequences to Non-U.S. Holders,” you agree with us to treat each security as an “open transaction” and agree that the receipt of an amount equal to the contingent payment amount multiplied by the contingent payment multiplier (the “Total Contingent Payment Amount”) will not be treated as a separate item giving rise to ordinary income for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the tax treatment described herein.  Accordingly, you should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph as an open transaction.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

• a citizen or resident of the United States;
• a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or early redemption as described below.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Sale, Exchange, or Early Redemption of the Securities.  Subject to the discussion below, upon a sale, exchange or early redemption of the securities prior to maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or early redemption and the U.S. Holder’s tax basis in the securities sold, exchanged or redeemed.  Any gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or early redemption, and short-term capital gain or loss otherwise.

Settlement of the Securities at Maturity

Receipt of Principal Amount in Cash upon Settlement of the Securities.  If the final value of the

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Based on the Common Stock of Apple Inc.

Underlying Equity is equal to or greater than the downside threshold level, a U.S. Holder will receive the principal amount of the securities in cash plus any Total Contingent Payment Amount at maturity.  The U.S. Holder should recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the securities.

Receipt of Underlying Equity upon Settlement of the Securities.  If the final value of the Underlying Equity is less than the downside threshold level, a U.S. Holder may receive, at our option, Underlying Equity and cash equal to the Total Contingent Payment Amount and cash received in lieu of a fractional share at maturity.  A U.S. Holder should be treated as recognizing capital gain or loss equal to the difference between (a) the sum (the “Partial Cash Payment”) of any cash received in respect of the Total Contingent Payment Amount and any cash received in lieu of a fractional share and (b) the portion of such holder’s tax basis in the securities allocable to the Partial Cash Payment.  While the matter is not clear, it is reasonable to allocate the holder’s basis in the securities between the Partial Cash Payment and the Underlying Equity pro rata based on the amount of cash received and the fair market value of the Underlying Equity, determined as of the date of the settlement of the securities.  The U.S. Holder should not recognize any gain or loss with respect to any Underlying Equity received and the holding period for such Underlying Equity will start on the day after receipt.

Receipt of Cash Value of Underlying Equity as of Final Determination Date.  If the final value of the Underlying Equity is less than the downside threshold level and a U.S. Holder receives an amount of cash equal to the value of the Underlying Equity as determined on the final determination date and any Total Contingent Payment Amount on the securities at maturity, the U.S. Holder should recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above.  In particular, there is a substantial risk that the IRS could treat an amount equal to any Total Contingent Payment Amount received at maturity or any proceeds of a sale attributable to the portion of the Total Contingent Payment Amount that has become fixed prior to such sale as ordinary income, regardless of whether an investor recognizes overall gain or loss on the securities.

In addition, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Other alternative federal income tax treatments of the securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the securities.  For example, the IRS could require a U.S. holder that uses an  accrual method of tax accounting to include in income any increase in the Total Contingent Payment Amount on the determination date when such increase occurs.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

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Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

• an individual who is classified as a nonresident alien;
• a foreign corporation; or
• a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

• a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
• certain former citizens or residents of the United States; or
• a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in securities.

Notwithstanding the tax treatment described above, significant aspects of the tax treatment of each security are uncertain.  Accordingly, we intend to withhold on any Total Contingent Payment Amount paid to a Non-U.S. Holder, generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, regardless of whether the Non-U.S. Holder recognizes overall gain or loss on the securities.  We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of, or an exemption from withholding under, an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax advisers regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

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On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in the underlying stock, in futures and/or options contracts on the underlying stock, or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial share price and, as a result, the downside threshold level which is the price at or above which the underlying stock must close on each determination date in order for you to earn a contingent payment amount and, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the

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Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. Incorporated, a fixed sales commission of $0.21 for each security they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for auto-callable securities.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement for auto-callable securities and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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Hypothetical Examples

The following tables illustrate the payout on the securities for a range of hypothetical closing prices of the underlying stock on each of the six determination dates.

The below examples are based on the following terms:

Hypothetical Initial Share Price:	$250
Hypothetical Downside Threshold Level:	$162.50, which is 65% of the initial share price
Hypothetical Exchange Ratio:	0.04, which is the stated principal amount divided by the hypothetical initial share price
Hypothetical Adjustment Factor:	1.0
Hypothetical Contingent Payment Amount:	$0.45 (4.50% of the stated principal amount)
Stated Principal Amount:	$10 per security

In Examples 1 through 5, the price of the underlying stock fluctuates over the term of the securities and the determination closing price of the underlying stock is greater than or equal to the hypothetical initial share price of $250 on one of the first five determination dates.  Because the determination closing price is greater than or equal to the initial share price on one of the first five determination dates, the securities are automatically redeemed following the relevant determination date.  In each of Examples 6, 7 and 8, the determination closing price on the first five determination dates is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Determination Date	Example 1	Example 2
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	$260	$10.45	$200	—
#2	—	—	$260	$10.90
#3	—	—	—	—
#4	—	—	—	—
#5	—	—	—	—
Total Payout	$10.45 in March 2011		$10.90 in September 2011

Determination Date	Example 3	Example 4	Example 5
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	$140	—	$140	—	$140	—
#2	$200	—	$190	—	$180	—
#3	$260	$10.90	$230	—	$220	—
#4	—	—	$250	$11.35	$240	—
#5	—	—	—	—	$270	$11.80

Total Payout	$10.90 in March 2012	$11.35 in September 2012	$11.80 in March 2013

▪
In Example 1, the securities are automatically redeemed following the first determination date as the determination closing price on the first determination date is greater than the initial share price.  As the contingent payment multiplier is 1 in this example, the early redemption payment is calculated as follows:

stated principal amount + [contingent payment amount x contingent payment multiplier]
= $10 + ($0.45 x 1) = $10.45

▪
In Example 2, the securities are automatically redeemed following the second determination date as the determination closing price on the second determination date is greater than the initial share price.  As the contingent payment multiplier is 2 in this example, the early redemption payment is calculated as follows:

$10 + ($0.45 x 2) = $10.90

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▪
In Example 3, the securities are automatically redeemed following the third determination date as the determination closing price on the third determination date is greater than the initial share price.  As the contingent payment multiplier is 2 in this example (the determination closing price is greater than the downside threshold level only on the second and third determination dates), the early redemption payment is calculated as follows:

$10 + ($0.45 x 2) = $10.90

▪
In Example 4, the securities are automatically redeemed following the fourth determination date as the determination closing price on the fourth determination date is equal to the initial share price.  As the contingent payment multiplier is 3 in this example (the determination closing price is greater than the downside threshold level only on the second through fourth determination dates), the early redemption payment is calculated as follows:

$10 + ($0.45 x 3) = $11.35

▪
In Example 5, the securities are automatically redeemed following the fifth determination date as the determination closing price on the fifth determination date is greater than the initial share price.  As the contingent payment multiplier is 4 in this example (the determination closing price is greater than the downside threshold level only on the second through fifth determination dates), the early redemption payment is calculated as follows:

$10 + ($0.45 x 4) = $11.80

While this is the early redemption scenario with the highest possible contingent payment multiplier of 5, the contingent payment multiplier may still be as low as 1, which would result in the early redemption payment of $10.45, if the determination closing price is greater than the downside threshold level only on the fifth determination date, the determination date on which the determination closing price is greater than the initial share price.

Determination Date	Example 6	Example 7	Example 8
	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout	Hypothetical Closing Price	Payout
#1	$140	—	$140	—	$240	—
#2	$180	—	$130	—	$200	—
#3	$220	—	$120	—	$180	—
#4	$200	—	$162.50	—	$170	—
#5	$240	—	$240	—	$165	—
Final determination date	$200	$12.25	$300	$11.35	$125	$7.25

Total Payout	$12.25 at maturity	$11.35 at maturity	$7.25 at maturity

▪
In Example 6, the final share price has declined from the initial share price by 20%.  However, as the final share price is greater than the downside threshold level and the contingent payment multiplier is 5 (the determination closing price is greater than the downside threshold level on the second through final determination dates), the payment at maturity is calculated as follows:

$10 + ($0.45 x 5) = $12.25

The return on your investment of 22.5% under this scenario would be greater than a negative 20% return you would suffer on an investment linked to the simple price return of the underlying stock.

▪
In Example 7, the final share price is greater than the downside threshold level and also represents a 20% increase from the initial share price.  As the contingent payment multiplier is 3 (the determination closing price is greater than or equal to the downside threshold level on the fourth through final determination dates), the payment at maturity is calculated as follows:

$10 + ($0.45 x 3) = $11.35

The return on your investment of 13.5% under this scenario would be less than a 20% return you would realize on an investment linked to the simple price return of the underlying stock.

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Whereas the final share price has declined from the initial share price in Example 6, the final share price has appreciated in this example.  However, the payment at maturity is less in this example because investors have earned the contingent payment amount on a fewer number of determination dates as compared to Example 6.  Investors in the securities will not benefit from any appreciation of the final share price from the initial share price.

▪
In Example 8, the final share price has declined from the initial share price by 50%.  As the final share price is less than the downside threshold level, investors will receive a number of shares of the underlying stock equal to the product of the exchange ratio and the adjustment factor.  With the contingent payment multiplier of 5 (the determination closing price is greater than the downside threshold level on the first through fifth determination dates), the payment at maturity will be calculated as follows:

the cash value of 0.04 share of the underlying stock (i.e., $125 x 0.04 = $5.00) + ($0.45 x 5) = $7.25

A negative 27.5% return on your investment under this scenario would be better than a negative 50% return you would suffer on an investment linked to the simple price return of the underlying stock.

In this example, if the determination closing price were less than the downside threshold level on each of the first five determination dates such that the contingent payment multiplier is 0, the payment at maturity will only be the cash value of 0.04 share of the underlying stock (i.e., $5.00), which would result in a negative 50% return.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and the accompanying prospectus.  You should also consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay regular interest and do not guarantee the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level, other than the applicable total contingent payment amount, if any, you will receive for each security that you hold at maturity a number of shares of the underlying stock equal to the exchange ratio times the adjustment factor (or, at our option, the cash value of such shares).  The value of those shares (or that cash) will be less than 65% of the stated principal amount and may be zero.

▪
The contingent payment amount, if any, is paid only at maturity or upon an earlier redemption and is based solely on the closing price of the underlying stock on the specified determination dates.  Whether the contingent payment amount will be paid, either upon an early redemption or at maturity, will solely depend on the closing price of the underlying stock on the specified determination dates.  As a result, if the closing price of the underlying stock is below the downside threshold level on most or all of the determination dates, you will earn little or no contingent payment amount even if the closing price of the underlying stock was higher on other days over the term of the securities.

▪
Investors will not participate in any appreciation in the price of the underlying stock.  Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the contingent payment amount that is paid with respect to each determination date on which the underlying stock closes at or above the downside threshold level.  It is possible that the price of the underlying stock could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payment amount.  If you do not earn sufficient contingent payment amounts over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
Early redemption risk. The term of your investment in the securities may be limited to as short as six months by the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪
Market price influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  Although we expect that generally the closing price of the underlying stock on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include: whether the closing price of the underlying stock has been at or below the downside threshold level on any determination date, the volatility and dividend rate on the underlying stock, geopolitical conditions and economic, financial, political, regulatory or judicial events, interest and yield rates in the market, the time remaining to maturity, any actual or anticipated changes in our credit ratings or credit spreads, and the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities upon automatic redemption or at maturity, and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

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▪
No shareholder rights.  Investing in the securities is not equivalent to investing in the underlying stock.  Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

▪
No affiliation with Apple Inc. Apple Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities.  We have not made any due diligence inquiry with respect to Apple Inc. in connection with this offering.

▪
We may engage in business with or involving Apple Inc. without regard to your interests.  We or our affiliates may presently or from time to time engage in business with Apple Inc. without regard to your interests, and thus may acquire non-public information about Apple Inc.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc., which may or may not recommend that investors buy or hold the underlying stock.

▪
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the underlying stock.  MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock.  For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final determination date.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the price of the securities may be materially and adversely affected.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock.  Some of our subsidiaries also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, as a result, the downside threshold level which is the price at or above which the underlying stock must close on each determination date in order for you to earn a contingent payment amount or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the determination dates and,

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accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial share price, the final share price, the contingent payment multiplier, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive upon an automatic early redemption or at maturity, if any.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an automatic early redemption or at maturity.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and our counsel has not rendered an opinion as to their proper tax treatment.

Please read the discussion under “Fact Sheet – General Information – Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  Subject to that discussion, you agree with us to treat each security for U.S. federal income tax purposes as an “open transaction” and agree that the receipt of an amount equal to the contingent payment amount multiplied by the contingent payment multiplier (the “Total Contingent Payment Amount”) will not be treated as a separate item giving rise to ordinary income.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described herein.  There is a substantial risk that the IRS could treat the Total Contingent Payment Amount received at maturity or any proceeds of a sale attributable to the portion of the Total Contingent Payment Amount that has become fixed prior to such sale as ordinary income, regardless of whether an investor recognizes overall gain or loss on the securities.  Non-U.S. Holders should note that we currently intend to withhold on any Total Contingent Payment Amount paid to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

On December 7, 2007, the Treasury Department  and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not entirely clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdictions.

September 2010	Page 18

Auto-Callable Securities due September , 2013
Based on the Common Stock of Apple Inc.

Information about the Underlying Stock

Apple Inc. designs, manufactures and markets personal computers, portable digital music players and mobile communication devices and sells a variety of related software, services, peripherals and networking solutions.  The underlying stock is registered under the Securities Exchange Act of 1934, as amended.  Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number 000-10030 through the Securities and Exchange Commission’s website at.www.sec.gov.  In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

These preliminary terms relate only to the securities offered hereby and do not relate to the underlying stock or other securities of Apple Inc.  The issuer has derived all disclosures contained in these preliminary terms regarding Apple Inc. from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither the issuer nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

September 2010	Page 19

Auto-Callable Securities due September , 2013
Based on the Common Stock of Apple Inc.

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the underlying stock for each quarter in the period from January 1, 2007 through to September 3, 2010.  The closing price of the underlying stock on September 3, 2010 was $258.77.  The related graph plots the daily closing prices of the underlying stock for the same period.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.

Apple Inc. common stock (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2007
First Quarter	97.10	83.27	–
Second Quarter	125.09	90.24	–
Third Quarter	154.50	117.05	–
Fourth Quarter	199.83	153.76	–
2008
First Quarter	194.93	119.15	–
Second Quarter	189.96	147.14	–
Third Quarter	179.55	105.26	–
Fourth Quarter	111.04	80.49	–
2009
First Quarter	109.87	78.20	–
Second Quarter	144.67	108.69	–
Third Quarter	186.15	135.40	–
Fourth Quarter	211.64	180.86	–
2010
First Quarter	235.85	192.05	–
Second Quarter	274.07	235.86	–
Third Quarter (through September 3, 2010)	264.08	239.93	–

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

Underlying Stock Historical Performance Daily Closing Prices January 1, 2007 through September 3, 2010

September 2010	Page 20